SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

July 25, 2003
Date of report (Date of earliest event reported)

ALLEGHENY ENERGY, INC.
(Exact name of registrant as specified in charter)

Maryland	1-267	13-5531602
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10435 Downsville Pike Hagerstown, Maryland (Address of principal executive of offices)	21740-1766 (Zip code)

Registrants telephone number including area code: (301) 790-3400

N/A (Former Name or former address if changed since last report)

2
	Item 1-6.	Not applicable
	Item 7.	Exhibit(s) The following exhibit is filed herewith pursuant to Item 9:
Exhibit 99 Press Release Issued by Allegheny Energy, Inc. on July 25, 2003 announcing that it has completed a private placement of $300 million of convertible trust preferred securities.
Item 8.	Not applicable.
Item 9.

     Regulation FD Disclosure

     The information in this report, including the exhibits, is being furnished pursuant to Item 9 and shall not be deemed "filed" for purposes of
     Section 18 of the Securities Exchange Act of 1934.

    Press Release Issued by Allegheny Energy, Inc. on July 25, 2003
     announcing that it has completed a private placement of $300 million of convertible trust preferred securities.

Item 10-12.	Not applicable.

3 SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY ENERGY, INC.
By: /S/ MICHAEL P. MORRELL Name: Michael P. Morrell Title: Sr. Vice President, Allegheny Energy, Inc.

DATED: July 25, 2003

4 EXHIBIT INDEX
Exhibit Number	Description
99	Press Release Issued by Allegheny Energy, Inc. on July 25, 2003 announcing that it has completed a private placement of $300 million of convertible trust preferred securities.

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